Exhibit 99.1

EnerNOC Media Relations: Sarah McAuley 617.532.8195 news@enernoc.com	Investor Relations: Christopher Sands 617.692.2569 ir@enernoc.com
EnerNOC Reports Results for Third Quarter of 2016
Company Increases Full-Year Adjusted EBITDA Outlook by $18 Million
Boston, November 3, 2016 -- EnerNOC, Inc. (Nasdaq: ENOC), a leading provider of energy intelligence software (EIS) and demand response solutions, today announced results for the third quarter ended September 30, 2016.
“We delivered another quarter of strong financial results as our demand response business performed very well during its seasonally important third quarter,” said Tim Healy, Chairman and CEO of EnerNOC. “With accelerating momentum in our demand response business and the announced restructuring of our software business, we are taking important steps toward maximizing the value of our assets.”

Summary Financial Results
In thousands
	Q3 2016	Q3 2015	YTD 2016	YTD 2015
Revenue
Software	$18,729	$18,028	$51,994	$55,353
Demand Response	149,052	199,296	301,861	285,022
Total Revenue	$167,781	$217,324	$353,855	$340,375

Net Income (Loss)	$20,625	$12,987	$(19,811)	$(56,095)
Net Income (Loss) Per Diluted Share	$0.65	$0.44	$(0.68)	$(1.98)

Cash (Used in) Provided by Operations	$(18,738)	$5,442	$(64,888)	$(18,226)
Free Cash Flow [1,2]	$(23,315)	$(992)	$(78,576)	$(35,950)
Adjusted EBITDA[1]
Software adjusted EBITDA	$(10,583)	$(13,842)	$(48,620)	$(49,088)
Demand Response adjusted EBITDA	46,299	49,433	70,780	56,630
Corporate unallocated expenses	(4,239)	(3,884)	(14,446)	(12,043)
Consolidated adjusted EBITDA[1,3]	$31,477	$31,707	$7,714	$(4,501)
1 Refer to "Statement on Use of Non-GAAP Measures" for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
2 Free cash flow does not include cash received from the sale of businesses. Prior period results have been updated to conform to current period presentation.
3 Consolidated adjusted EBITDA excludes gains on the sale of businesses. Prior period results have been updated to conform to current period presentation.
Recent Highlights

•	Achieved third quarter year-over-year Subscription Software revenue growth of 47%.

•	Surpassed 1,000 megawatts of enrolled demand response capacity in Korea, marking the first time we have eclipsed that milestone in an international market.

•
Signed demand response contracts with Consolidated Edison, First Energy, Southern California Edison, and Pacific Gas & Electric under innovative energy initiatives in New York, Pennsylvania, and California.

•
Completed the sale of our utility customer engagement software platform. With the sale, we have narrowed the focus of our subscription-based energy intelligence software business to exclusively serve enterprise customers.

•	Commenced a restructuring plan designed to materially reduce our operating expenses, primarily related to our subscription-based energy intelligence software business.

Company Issues Fourth Quarter Guidance and Updates Full Year 2016 Guidance
The Company today issued guidance for the fourth quarter of 2016 and updated its previously issued guidance for the full year. The Company’s guidance is based on the current indications for its business, which may change at any time.

Guidance for Quarter Ending December 31, 2016
Total Revenue (in millions)	$40-$50
Software Revenue	$15-$20
Demand Response Revenue	$25-$30
GAAP Net Income Per Diluted Share	($1.29)-($1.09)
Consolidated adjusted EBITDA[1] (in millions)	($22)-($16)
1 Refer to “Statement on Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures

Guidance for the Year Ending December 31, 2016
	Issued on Aug 2, 2016	Issued on Nov 3, 2016
Total Revenue (in millions)	$370-$400	$394-$404
Software Revenue	$67-$72	$67-$72
Demand Response Revenue	$303-$328	$327-$332
GAAP Net Loss Per Diluted Share	($2.95)-($2.60)	($1.99)-($1.79)
Consolidated adjusted EBITDA[1] (in millions)	($35)-($25)	($15)-($9)
Software adjusted EBITDA[1] (in millions)	($65)-($60)	($58)-($55)
Demand Response adjusted EBITDA[1] (in millions)	$50-55	$63-$66
Corporate unallocated expenses[1] (in millions)	~($20)	~($20)
1 Refer to “Statement on Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Company to Host Live Conference Call and Webcast
The Company’s management team plans to host a live conference call and webcast at 9:00 a.m. eastern time today to discuss financial results and management’s outlook for the business. The conference call may be accessed in the United States by dialing +1.800.230.1074 and using access code “ENOC”. The conference call may be accessed outside of the United States by dialing +1.612.288.0329 and using access code “ENOC”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://investor.enernoc.com. A replay of the conference call will be available approximately one hour after the call by dialing +1.800.475.6701 or +1.320.365.3844 and using access code 404078 or by accessing the webcast replay on the Company’s investor relations website.
About EnerNOC
EnerNOC is a leading provider of energy intelligence software (EIS) and demand response solutions. With capabilities to better address budgets and procurement, utility bill management, facility analysis and optimization, sustainability and reporting, project tracking, and demand management, EnerNOC's SaaS platform helps enterprises control energy costs, mitigate risk, and streamline compliance and sustainability reporting. EnerNOC also offers access to more demand response programs worldwide than any other provider, providing enterprises a valuable payment stream to further enhance bottom line results and utilities and grid operators a reliable, cost-effective demand-side resource. For more information, visit www.enernoc.com.
EnerNOC, Inc. Safe Harbor Statement
Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis, and the future growth and success of the Company’s energy intelligence software and demand response solutions, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as "anticipate," "believe," "could," "could increase the likelihood," "estimate," "expect," "intend," "is planned," "may," "should," "will," "will enable," "would be expected," "look forward," "may provide," "would" or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section "Risk Factors" in EnerNOC's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EnerNOC, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Software	$18,729	$18,028	$51,994	$55,353
Demand Response	149,052	199,296	301,861	285,022
Total revenues	167,781	217,324	353,855	340,375
Cost of revenues	96,965	143,146	211,090	208,645
Gross profit	70,816	74,178	142,765	131,730
Operating expenses:
Selling and marketing	20,008	22,397	70,540	74,563
General and administrative	20,331	26,707	75,688	83,450
Research and development	6,352	6,626	22,029	21,812
Gains on sale of businesses	(2,229)	—	(19,605)	(2,991)
Restructuring charges	2,933	—	6,627	—
Total operating expenses	47,395	55,730	155,279	176,834
Income (loss) from operations	23,421	18,448	(12,514)	(45,104)
Other income (expense), net	(279)	(2,814)	(613)	(5,766)
Interest expense	(1,835)	(2,253)	(5,456)	(6,785)
Income (loss) before income tax	21,307	13,381	(18,583)	(57,655)
Benefit from (provision for) income tax	(689)	(417)	(1,271)	1,523
Net income (loss)	20,618	12,964	(19,854)	(56,132)
Net loss attributable to noncontrolling interest	(7)	(23)	(43)	(37)
Net income (loss) attributable to EnerNOC, Inc.	$20,625	$12,987	$(19,811)	$(56,095)

Net income (loss) attributable to EnerNOC, Inc. per common share
Basic	$0.70	$0.46	$(0.68)	$(1.98)
Diluted	$0.65	$0.44	$(0.68)	$(1.98)

Weighted average number of common shares used in computing net income (loss) per share attributable to EnerNOC, Inc.
Basic	29,349,772	28,507,939	29,188,693	28,282,647
Diluted	34,326,256	34,623,574	29,188,693	28,282,647

EnerNOC, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$81,499	$138,120
Trade accounts receivable, net	56,967	43,355
Unbilled revenue	72,123	70,101
Capitalized incremental direct customer contract costs	1,389	33,917
Prepaid expenses and other current assets	15,879	8,118
Total current assets	227,857	293,611

Property and equipment, net	43,098	49,653
Goodwill and intangible assets, net	78,649	94,099
Deposits and other assets	3,852	6,351
Total assets	$353,456	$443,714

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$973	$6,002
Accrued capacity payments	80,582	104,278
Accrued expenses and other current liabilities	30,118	38,792
Deferred revenue	9,436	55,631
Total current liabilities	121,109	204,703

Deferred revenue	3,305	3,696
Other liabilities	7,415	9,118
Convertible senior notes	114,205	111,254
Total long-term liabilities	124,925	124,068

Total EnerNOC, Inc. stockholders' equity	107,166	114,644
Non-controlling interest	256	299
Total stockholders' equity	107,422	114,943
Total liabilities and stockholders' equity	$353,456	$443,714

EnerNOC, Inc.
Condensed Consolidated Statements of Cash Flow Data
(in thousands)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
Condensed Consolidated Statements of Cash Flow Data	2016	2015	2016	2015
Cash (used in) provided by operating activities	$(18,738)	$5,442	$(64,888)	$(18,226)
Cash provided by (used in) investing activities	5,351	(5,346)	8,841	(88,881)
Cash used in financing activities	(506)	(201)	(2,002)	(2,331)
Effects of exchange rate changes on cash and cash equivalents	269	(1,510)	1,428	(2,973)
Net change in cash and cash equivalents	(13,624)	(1,615)	(56,621)	(112,411)
Cash and cash equivalents at beginning of period	95,123	143,555	138,120	254,351
Cash and cash equivalents at end of period	$81,499	$141,940	$81,499	$141,940

EnerNOC, Inc.
Statement on Use of Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP measures, including consolidated adjusted EBITDA and free cash flow. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.
The GAAP measure most comparable to consolidated adjusted EBITDA is GAAP net income (loss) attributable to EnerNOC, Inc. and the GAAP measure most comparable to free cash flow is cash flow provided by (used in) operating activities. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included below.
Use and Economic Substance of Non-GAAP Financial Measures
Management uses these non-GAAP measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. Management believes that such measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. For example, management considers consolidated adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of the business and a good measure of the Company’s historical operating trend. In addition, management considers free cash flow to be an indicator of the Company’s liquidity trend and performance of the business.
The following is an explanation of the non-GAAP measures that management utilizes, including the adjustments that management excluded as part of the non-GAAP measures:

•
Management defines consolidated adjusted EBITDA as net income (loss) attributable to EnerNOC, Inc., excluding depreciation, amortization and asset impairments; stock-based compensation, gains on the sale of businesses; direct and incremental expenses/gains associated with acquisitions, divestitures, reorganizations and settlements; restructuring charges; interest and other income (expense), net; and benefit from (provision for) income tax.

•
Management defines free cash flow as net cash provided by (used in) operating activities less capital expenditures. Management defines capital expenditures as purchases of property and equipment, which includes capitalization of internal-use software development costs.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
Consolidated adjusted EBITDA and free cash flow may have limitations as analytical tools. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and should not be considered measures of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information used by other companies, even where similarly titled, and therefore should not be used to compare the Company’s performance to that of other companies.

EnerNOC, Inc.
Reconciliation of Free Cash Flow
(in thousands)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net cash used in operating activities	$(18,738)	$5,442	$(64,888)	$(18,226)
Subtract: Purchases of property and equipment and capitalization of internal use software	(4,577)	(6,434)	(13,688)	(17,724)
Free cash flow [1]	$(23,315)	$(992)	$(78,576)	$(35,950)
1 Free cash flow does not include cash received from the sale of businesses. Prior period results have been updated to conform to current period presentation.

EnerNOC, Inc.
Supplemental Financial Schedule of Segment Results
(in thousands)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
Segment Information	2016	2015	2016	2015
Revenues:
Software
Subscription software	$7,221	$4,916	$18,966	$14,234
Procurement solutions	9,840	8,398	27,568	25,874
Professional services	1,668	4,714	5,460	15,245
Total Software Revenues	18,729	18,028	51,994	55,353

Demand Response
Grid operator	121,500	171,928	252,985	237,281
Utility	27,552	27,368	48,876	47,741
Total Demand Response Revenues	149,052	199,296	301,861	285,022

Consolidated Revenues	$167,781	$217,324	$353,855	$340,375

Segment Adjusted EBITDA [1]:
Software adjusted EBITDA	$(10,583)	$(13,842)	$(48,620)	$(49,088)
Demand Response adjusted EBITDA	$46,299	$49,433	$70,780	$56,630
1 Refer to the following table, "Reconciliation of Consolidated Adjusted EBITDA," for a reconciliation of segment adjusted EBITDA to net income (loss) attributable to EnerNOC, INc., which is the most directly comparable GAAP financial measure.

EnerNOC, Inc.
Reconciliation of Consolidated Adjusted EBITDA
(in thousands)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Software adjusted EBITDA	$(10,583)	$(13,842)	$(48,620)	$(49,088)
Demand Response adjusted EBITDA	46,299	49,433	70,780	56,630
Corporate unallocated expenses	(4,239)	(3,884)	(14,446)	(12,043)
Consolidated adjusted EBITDA [1]	31,477	31,707	7,714	(4,501)
Depreciation, amortization and asset impairments [5]	(7,418)	(9,511)	(25,888)	(29,259)
Stock-based compensation	(3,452)	(3,655)	(10,236)	(11,385)
Restructuring charges [2]	(2,933)	—	(6,627)	—
Gains on sale of businesses [3]	2,229	—	19,605	2,991
Direct and incremental (expenses) gains associated with acquisitions, divestitures, reorganizations and settlements [4]	3,525	(70)	2,961	(2,913)
Interest and other income (expense), net	(2,114)	(5,067)	(6,069)	(12,551)
Benefit from (provision for) income tax	(689)	(417)	(1,271)	1,523
Net income (loss) attributable to EnerNOC, Inc.	$20,625	$12,987	$(19,811)	$(56,095)

[1]	Consolidated adjusted EBITDA excludes gains on the sale of businesses. Prior period results have been updated to conform to current period presentation.

[2]	Restructuring charges include employee related severance and retention costs, asset impairments, and contract termination costs.

[3]
The nine month period ended September 30, 2016 includes gains on the sale of a professional services business and a utility customer engagement software business. Prior year periods include a gain on the sale of a demand response resource.

[4]
Includes expenses that are direct and incremental to business acquisitions and divestitures, including third party professional fees for legal, accounting and valuation services; employee related costs associated with reorganizing the business; and a gain recorded in the three and nine months ended September 30, 2016 associated with the recovery of an escrow settlement claim.

[5]	Includes impairments of equipment excluded from restructuring charges.

Non-GAAP Financial Guidance
This press release also includes estimates of future consolidated adjusted EBITDA. A reconciliation of these amounts to the nearest expected GAAP results is presented below:

	Three Months Ended				Twelve Months Ended
	December 31, 2016				December 31, 2016
			Per Diluted Share				Per Diluted Share
In Millions, Except Per Share Amounts	Low	High	Low	High	Low	High	Low	High
Adjusted EBITDA:
Software adjusted EBITDA					($58)	($55)
Demand Response adjusted EBITDA					$63	$66
Corporate unallocated expenses					($20)	($20)
Consolidated adjusted EBITDA	($22)	($16)			($15)	($9)

Reconciling Adjustments:
Depreciation, amortization & asset impairments	$10	$10			$36	$36
Stock-based compensation	$3	$3			$13	$13
Restructuring charges	$1	$1			$8	$8
Gains on sale of businesses	$0	$0			($20)	($20)
Direct and incremental expenses (gains) associated with acquisitions, divestitures, reorganizations and escrow settlements	$0	$0			($3)	($3)
Interest and other income (expense), net	$2	$2			$8	$8
Provision for income taxes	$0	$0			$1	$1

Projected GAAP Net Income (Loss) attributable to EnerNOC, Inc.	($38)	($32)	($1.29)	($1.09)	($58)	($52)	($1.99)	($1.79)

Weighted Average Number of Common Shares Outstanding-Diluted	29.4	29.4			29.1	29.1